___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

VICAN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 South State Street, Suite 240
Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2500

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On August 18, 2014, Vican Resources, Inc. (the “Company”) replaced Mirta Mojica De Quintero as a director of the Company and Maryorie Michelle Rivas Batista as an officer and director of the Company. Ms. Quintero was appointed to the Board of Directors on May 27, 2014. Ms. Batista was appointed to the Board of Directors and as the Company’s Chief Executive Officer on May 27, 2014.

On August 18, 2014, Chene Gardner was appointed as the sole member of the Company's Board of Directors. Mr. Gardner was further appointed as Chief Executive Officer of the Company. A summary of Mr. Gardner’s background and experience is as follows:

Mr. Gardner. Mr. Gardner is the President of Chene C. Gardner & Associates, Inc., a company which provides accounting services and specializes in assisting public entities with their filings with the Securities and Exchange Commission. Mr. Gardner has previously served as the Chief Financial Officer and Principal Executive Officer of Vican Resources, Inc., a filer of reports pursuant to requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Gardner also currently serves as Financial Controller of several public companies such as Start Scientific, Inc., Fuelstream, Inc., Helmer Directional Drilling, Inc. and Uplift Nutrition, Inc. All these companies are filers of reports pursuant to requirements of the Exchange Act. Mr. Gardner also serves as an executive officer and director of Start Scientific, Inc. Mr. Gardner also assists several non-public companies with their accounting functions. Mr. Gardner has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries. Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vican Resources, Inc.

Date: August 19, 2014	By:	/s/ Chene Gardner
Chene Gardner, Chief Executive Officer